EXHIBIT 4.2


Schedule of additional 8% Convertible Subordinated Debentures Due December 1, 2000 executed by the Company which are substantially identical and which are not being filed as exhibits pursuant to Instruction 2 to Item 601 of Regulation S-K:

                               Name of Debenture
NUMBER                   -----------------------------  ---------------------------     Principal Amount
                                    Holder                    Execution Date

          B-1            KA Investments LDC                   March 11, 1998                 $  50,000
          B-2            KA Investments LDC                   March 11, 1998                    50,000
          B-3            KA Investments LDC                   March 11, 1998                    50,000
          B-4            KA Investments LDC                   March 11, 1998                    50,000
          B-5            KA Investments LDC                   March 11, 1998                    50,000
          B-6            KA Investments LDC                   March 11, 1998                    50,000
          B-7            KA Investments LDC                   March 11, 1998                    50,000
          B-8            KA Investments LDC                   March 11, 1998                    50,000
          B-9            KA Investments LDC                   March 11, 1998                    50,000
         B-10            KA Investments LDC                   March 11, 1998                    50,000
          C-1            KA Investments LDC                    June 12, 1998                   500,000
          D-1            KA Investments LDC                   August 14, 1998                  500,000
          E-1            KA Investments LDC                  November 23, 1998                 500,000


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